UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2026

PAID, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 17 Southborough, MA	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 861-6050

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Type of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	PAYD	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         Mr. Lance Healy has been appointed as a Director of the Company on May 11, 2026 to fill a vacancy created by the recent departure of a prior director. Mr. Healy, age 53, has 30 years of experience in freight technology and transportation infrastructure, including leadership in LTL automation, carrier APIs, shipment execution systems, and logistics data intelligence. Mr. Healy currently serves as Co-Founder and CEO of Freight Facts, a platform focused on improving operational visibility and accountability across the freight ecosystem through aggregated carrier data and analytics. He is the Co-Founder and former President of Banyan Technology, one of the early pioneers in LTL shipping technology and carrier connectivity.

Mr. Healy’s extensive background in freight operations, pricing intelligence, carrier optimization, and logistics technology will support the Company’s ongoing efforts to strengthen its freight and enterprise logistics capabilities as demand continues growing across North American shipping markets, assisted the Board in reaching the conclusion that Mr. Healy should serve as Director.

Mr. Healy is not a member of any committee at this time. As a Class I director, Mr. Healy shall serve as Director through April 17, 2029 or his successor is duly elected, earlier upon his resignation, retirement or termination. There are no arrangements or understandings between Mr. Healy and any other person pursuant to which Mr. Healy was selected as Director.

Mr. Healy will be compensation $10,000 per year and he receive option to purchase 20,000 shares of common stock annually.

Mr. Healy is not related to any other director or executive officer of the Company. Mr. Healy has not been involved in any transaction during the past two years in which the Company was a participant and the amount involved exceeds $120,000 and in which Mr. Healy had or would have a direct or indirect material interest.

Mr. Healy is not a party to or a participant in any material plan, contract or arrangement (whether or not written) that is entered into or any material amendment in connection with a triggering event or entitled to any grant or award under any such plan, contract or arrangement in connection with any such triggering event.

A press release related to this matter, dated May 11, 2026 is attached as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated May 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: May 12, 2026	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, CEO